UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

702-495-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2023, Red Rock Resorts, Inc. (the “Company”) filed a certificate of amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Company’s amended and restated certificate of incorporation, which was filed with the Secretary of State of the State of Delaware on April 26, 2016 (the “Restated Certificate“).

The Certificate of Amendment amends Article X of the Restated Certificate to limit the liability of certain officers of the Company as permitted by Delaware law. Prior to the adoption of the Certificate of Amendment, the Restated Certificate only provided for the exculpation of directors and not officers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2023, at which shareholders voted on the matters set forth below.

Proposal 1: Election of Directors

Nominee	For	Withheld
Frank J. Fertitta III	494,614,790	8,980,641
Lorenzo J. Fertitta	493,989,707	9,605,724
Robert A. Cashell, Jr.	473,408,177	30,187,254
Robert E. Lewis	481,832,564	21,762,867
James E. Nave, D.V.M.	481,833,174	21,762,257

Broker Non-Votes: 2,772,650 for each of Mr. Fertitta, Mr. Fertitta, Mr. Cashell, Mr. Lewis and Dr. Nave.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: “Say-on-pay” non-binding advisory vote

For	Against	Abstain
489,017,757	14,552,377	25,297

Broker Non-Votes: 2,772,650

The foregoing Proposal 2 was approved on an advisory basis.

Proposal 3: “Say-on-frequency” non-binding advisory vote

1 Year	2 Years	3 Year	Abstain
498,359,701	5,405	5,208,237	22,088

Broker Non-Votes: 2,772,650

The shareholders selected, on an advisory basis, the option of every “1 year” as the frequency for future advisory votes to approve executive compensation.

Based on the Company’s prior practice of holding annual advisory votes on the compensation of the Company’s named executive officers and the results of the advisory vote on the “say-on-frequency” proposal, the Board of Directors has determined that the Company will hold a shareholder advisory vote on the compensation of the Company’s named executive officers every year until the next required shareholder vote on frequency of advisory votes on the compensation of the Company’s named executive officers, which is required to occur no later than the Company’s annual meeting of shareholders in 2029.

Proposal 4: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

For	Against	Abstain
506,276,211	81,674	10,196

Broker Non-Votes: 0

The foregoing Proposal 4 was approved.

Proposal 5: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law

For	Against	Abstain
475,808,442	19,394,186	8,392,803

Broker Non-Votes: 2,772,650

The foregoing Proposal 5 was approved.

Proposal 6: Shareholder proposal regarding a board diversity report

For	Against	Abstain
30,025,985	473,521,539	47,907

Broker Non-Votes: 2,772,650

The foregoing Proposal 6 was not approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

/s/ Stephen L. Cootey
Date: June 13, 2023	By:	Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer